Exhibit 99.1

SOUTH MOUNTAIN MERGER CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD ON DECEMBER [●], 2020.

The undersigned, revoking any previous proxies relating to these shares with respect to the Pre-Mergers Charter Proposal, the Business Combination Proposal, each of the Post-Mergers Charter Proposals, the Election of Directors Proposal, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal hereby acknowledges receipt of the Proxy Statement/Consent Solicitation Statement/Prospectus dated November [●], 2020, in connection with the Special Meeting to be held at 10:00 a.m. eastern time on December [●], 2020, in virtual format, for the sole purpose of considering and voting upon the following proposals, and hereby appoints Charles B. Bernicker and Nicholas Dermatas, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of South Mountain Merger Corp. (“South Mountain”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on December [●], 2020:

The notice of the Special Meeting and the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus are available at [_______]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 11.	Please mark as indicated in this example	☒

Proposal No. 1 — The “Pre-Mergers Charter Proposal” — to consider and vote upon an amendment of South Mountain’s Amended and Restated Certificate of Incorporation (the “Existing Charter”) to amend the authorized capital stock of South Mountain to 541,000,000 shares, consisting of (i) 540,000,000 shares of common stock, including 493,000,000 shares of South Mountain Class A Common Stock, 20,000,000 shares of South Mountain Class B Common Stock and 27,000,000 shares of South Mountain Class C Common Stock, and (ii) 1,000,000 shares of preferred stock. The full text of this amendment to the Existing Charter (the “Existing Charter Amendment”) is attached to this proxy statement/consent solicitation statement/prospectus as Annex B;
	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 2 — The “Business Combination Proposal” — to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of October 18, 2020 (as may be amended from time to time, the “BCA”), by and among South Mountain, BT Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of South Mountain (“First Merger Sub”), BT Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of South Mountain (“Second Merger Sub”), and Factor Systems, Inc. (d/b/a Billtrust), a Delaware corporation (“Billtrust”), and the transactions contemplated thereby, pursuant to which (i) First Merger Sub will be merged with and into Billtrust (the “First Merger”), with Billtrust surviving the First Merger as a wholly owned subsidiary of South Mountain (the “Surviving Corporation”) and (ii) as soon as practicable, but in any event within ten (10) days following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and together with the First Merger, the “Mergers”), with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of South Mountain. We refer to the Mergers and the other transactions described in the BCA collectively hereafter as the “Business Combination”;

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 3 — to amend the authorized capital stock of New Billtrust to 575,000,000 shares, consisting of 538,000,000 shares of New Billtrust Class 1 Common Stock, 27,000,000 shares of New Billtrust Class 2 Common Stock and 10,000,000 shares of undesignated preferred stock (“Proposal No. 3”);.
	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 4 — to require an affirmative vote of 66 2∕3% of the outstanding shares of New Billtrust Common Stock (as defined in the proxy statement/consent solicitation statement/prospectus) to alter, amend, or repeal the proposed bylaws of the corporation following the Business Combination (“Proposal No. 4”).
FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 5 — to require an affirmative vote of 66 2∕3% of the outstanding shares of New Billtrust Common Stock to alter, amend, or repeal Articles V, VI, VII, VIII and IX of the Proposed Charter (“Proposal No. 5”);
FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 6 — to approve and adopt the Proposed Charter that includes the approval of Proposal No. 3, Proposal No. 4 and Proposal No. 5 and provides for certain additional changes, including changing South Mountain’s name from “South Mountain Merger Corp.” to “BTRS Holdings Inc.,” which our board of directors believes are necessary to adequately address the needs of South Mountain immediately following the consummation of the Business Combination and approval of the Proposed Charter (“Proposal No. 6”);
FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 7 — The “Election of Directors Proposal” — to consider and vote upon a proposal to elect, effective at Closing, seven directors to serve staggered terms on our board of directors until the 2021, 2022 and 2023 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified;

	FOR	ABSTAIN
[●]	☐	☐
[●]	☐	☐
[●]	☐	☐
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[●]	☐	☐
[●]	☐	☐
[●]	☐	☐

Proposal No. 8 — The “Equity Incentive Plan Proposal” — to consider and vote upon a proposal to approve and adopt the equity incentive award plan established to be effective after the Closing of the Business Combination;
FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 9 — The “Employee Stock Purchase Plan Proposal” — to consider and vote upon a proposal to approve and adopt the employee stock purchase plan established to be effective after the Closing of the Business Combination;
FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 10 — The “Nasdaq Proposal” — to consider and vote upon a proposal to approve, for purposes of complying with the applicable listing rules of the Nasdaq Stock Market, the issuance of (i) shares of South Mountain Class A Common Stock pursuant to the BCA, (ii) Warrant Shares pursuant to the Share and Warrant Cancellation Agreement, (iii) PIPE Shares to the PIPE Investors in the PIPE Financing in connection with the Business Combination and (iv) shares of South Mountain Class C Common Stock pursuant to the BCA; and
FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal No. 11 — The “Adjournment Proposal” — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.
FOR AGAINST ABSTAIN	☐ ☐ ☐

Date:

Stockholder’s Signature

Stockholder’s Signature (if held jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.